Exhibit 3.05(a)

CERTIFICATE OF INCORPORATION

OF

HMP ACQUISITION CORP., INC.

* * * * *

1. The name of the corporation is: HMP Acquisition Corp., Inc.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is: One Thousand (1000); all of such shares shall be without par value.

5. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS

Scott Downing	McGuireWoods LLP
77 West Wacker, Suite 4100
Chicago, IL 60601

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

William Southwick	HealthMark Partners, Inc.
40 Burton Hills Blvd., Suite 300
Nashville, TN 37215

6. The corporation is to have perpetual existence.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 9th day of April, 2008.

/s/ Scott Downing
Scott Downing, Incorporator

\5278808.2

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:    The name of the surviving corporation is             HMP Acquisition Corp., Inc.     a Delaware corporation            , and the name of the corporation being merged into this surviving corporation is             Alliance Surgery, Inc.,     a Delaware corporation            .

SECOND:    The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD:    The name of the surviving corporation is             HMP Acquisition Corp., Inc.             a Delaware corporation.

FOURTH:    The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:    The merger is to become effective on             March 22, 2008            .

SIXTH:    The Agreement of Merger is on file at             HealthMark Partners, Inc.     40 Burton Hills Blvd.,     Suite 300,     Nashville, TN 37215            , the place of business of the surviving corporation.

SEVENTH:    A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the             22nd             day of             May            , A.D.,             2008            .

By:	/s/ William Southwick
Authorized Officer

Name:	William Southwick
Print or Type

Title:	Chief Executive Officer

DE057 - 05/17/2007 C T System Online

CERTIFICATE OF AMENDMENT

OF

*CERTIFICATE OF INCORPORATION

* * * * *

HMP ACQUISITION CORP., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of HMP Acquisition Corp., Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is: Alliance Surgery, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HMP Acquisition Corp., Inc. has caused this certificate to be signed by William Southwick, its President, this     22nd     day of May, 2008

/s/ William Southwick

By: William Southwick,

President

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Alliance Surgery, Inc.                                                                                                                           .

.

2. The Registered Office of the corporation in the State of Delaware is located at 1209 Orange Street                                         (street), in the City of Wilmington                                     , County of New Castle                          Zip Code 19801                     . The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company

.

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was April 9, 2008                                        .

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st             day of March                     A.D., 2010    , at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ William G. Southwick
Authorized Officer

Name:	William G. Southwick
Print or Type

DE030 - 10/21/2009 C T System Online